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                                                                                                                      Exhibit No. 11

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                                                   FIRST EMPIRE STATE CORPORATION
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COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                   Three months ended            Six months ended
                                                                                        June 30                      June 30
Amounts in thousands, except per share data                                         1995          1994           1995          1994
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
Primary            Average common shares outstanding                               6,506         6,797          6,547         6,834
                   Common stock equivalents *                                        262           217            247           214
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                     Primary common shares outstanding                             6,768         7,014          6,794         7,048
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                   Net income                                                    $31,454        28,681         58,622        56,309
                   Less:  Cash dividends on preferred stock                          900           900          1,800         1,800
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                     Net income available to common shareholders                 $30,554        27,781         56,822        54,509
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                   Earnings per common share - primary                             $4.51          3.96           8.36          7.73
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Fully diluted      Average common shares outstanding                               6,506         6,797          6,547         6,834
                   Common stock equivalents *                                        280           237            284           237
                   Assumed conversion of 9% cumulative convertible
                     preferred stock                                                 507           507            507           507
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                       Fully diluted average common shares outstanding             7,293         7,541          7,338         7,578
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                   Net income                                                    $31,454        28,681         58,622        56,309
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                   Earnings per common share - fully diluted                       $4.31          3.80           7.99          7.43
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*    Represents shares of First Empire's common stock issuable upon the assumed exercise of outstanding stock options granted pursuant to the First Empire
     State Corporation 1983 Stock Option Plan under the "treasury stock" method of accounting.

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